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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 2000-A
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                     Deutsche Bank Trust Company Americas
fka, Bank One National Association      fka, Bankers Trust Company
One Bank One Plaza, Suite 0126          60 Wall Street, 26th Floor
Chicago, IL 60670                       Ney York, NY 10005
Attn: Corporate Trust Administration    Attn: Structured Finance Services
Phone: (312) 407-0192                   Mail Stop NYC60-2606
Fax: (312) 407-1708                     Phone: (212) 250-8522
                                        Fax: (212) 797-8606


Key Bank USA, National Association      MBIA Insurance Corporation
800 Superior Ave, 4th Floor             113 King Street
Cleveland, OH 44114                     Armonk, NY 10504
Attn: President, KER                    Attn: Data Administration
Phone: (216) 828-4293                   Phone: (914) 765-3772
Fax: (216) 828-9301                     Fax: (914) 765-3810



Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.

                                    Great Lakes Educational Loan Services, Inc.,
                                    Subservicer

Date: February 9, 2004              By:    /S/ MICHAEL J. NOACK
                                        ----------------------------------------
                                    Name: Michael J. Noack
                                    Title: Chief Servicing Officer